Exhibit 99.1

Contact: Richard S. Lindahl Chief Financial Officer (571) 303-6956 jconnor@executiveboard.com	1919 North Lynn Street Arlington, Virginia 22209 www.exbd.com

The Corporate Executive Board Reports Fourth Quarter Results and

Acquires Valtera Corporation

Company Reports Revenue Growth of 14.3%, Contract Value Growth of 11.7%,

Increases Quarterly Cash Dividend, and Provides 2012 Guidance

Arlington, Virginia—(February 7, 2012)—The Corporate Executive Board Company (“CEB” or the “Company”) (NYSE: EXBD) today announces financial results for the fourth quarter and year ended December 31, 2011. Revenues from continuing operations increased 14.3% to $132.0 million for the fourth quarter of 2011 from $115.5 million for the fourth quarter of 2010. Income from continuing operations for the fourth quarter of 2011 was $19.9 million, or $0.59 per diluted share, compared to $11.5 million, or $0.33 per diluted share, for the same period of 2010.

For 2011, revenues from continuing operations were $484.7 million, a 12.1% increase from $432.4 million for 2010. Income from continuing operations for 2011 was $57.4 million, or $1.67 per diluted share, compared to $52.1 million, or $1.51 per diluted share, for the same period of 2010.

As previously reported, Toolbox.com was sold on December 30, 2011. Accordingly, its results have been accounted for as discontinued operations. For the fourth quarter and year ended December 31, 2011, revenues for Toolbox.com were $1.0 million and $5.3 million, respectively, and loss from discontinued operations, net of tax, was $2.9 million, or $0.09 per diluted share, and $4.8 million, or $0.14 per diluted share, respectively. Included in the loss from discontinued operations for the fourth quarter and year ended December 31, 2011 was a $3.5 million pre-tax loss on disposal, or $0.07 per diluted share.

Contract Value at December 31, 2011 increased 11.7% to $499.4 million compared to $447.1 million at December 31, 2010. Wallet retention rate at December 31, 2011 was 100% compared to 101% at December 31, 2010. Contract Value per member institution increased 2.6% at December 31, 2011 to $87,040 from $84,808 at December 31, 2010.

“Our fourth quarter outcomes reflect continued solid performance by our team against a backdrop of mixed market conditions,” said Thomas Monahan, Chairman and Chief Executive Officer. “As planned, we saw strong revenue growth and increased operating leverage in the quarter, and we are well set up for continued growth in 2012.

I’m pleased today to also announce the acquisition of Valtera which brings us analytic depth, robust technology, and extremely talented people in the important HR space. By combining Valtera with our growing CLC and CLC Genesee businesses, we further deepen our already rich array of insights, data, and tools for helping members manage talent. Our integrated tools and resources will give leaders in HR and beyond the science to make decisions, the management best practice to turn insight into performance, and the technology to transform complex organizations.

We enter 2012 with an improved business portfolio, a very strong team focused on immediate member impact, and expectations for sustained progress in the year ahead.”

OUTLOOK FOR 2012

The Company’s 2012 annual guidance is as follows: Revenues of $535 to $555 million; Non-GAAP diluted earnings per share of $1.75 to $2.00; Depreciation and amortization expense of $20 to $22 million; capital expenditures of $12 to $15 million; and an Adjusted EBITDA margin of between 23.0% and 24.0%.

QUARTERLY DIVIDEND

The Company is increasing its quarterly dividend 17% to $0.175 per share from $0.15 per share. The Company will fund its dividend payments with cash on hand and cash generated from operations. The dividend is payable on March 30, 2012 to stockholders of record on March 15, 2012.

NON-GAAP FINANCIAL MEASURES

This press release and the accompanying tables, as well as earnings discussions, includes a discussion of Adjusted EBITDA, Adjusted net income, and Non-GAAP diluted earnings per share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA” refers to a financial measure that we define as net income before loss from discontinued operations, net of provision for income taxes; interest income, net; depreciation and amortization; provision for income taxes; costs associated with exit activities; restructuring costs; and gain on acquisition. The term “Adjusted net income” refers to net income before loss from discontinued operations, net of provision for income taxes and excludes the after tax effects of costs associated with exit activities, restructuring costs, and gain on acquisition. “Non-GAAP diluted earnings per share” refers to diluted earnings per share before the per share effect of loss from discontinued operations, net of provision for income taxes and excludes the after tax per share effects of costs associated with exit activities, restructuring costs, and gain on acquisition.

We believe that Adjusted EBITDA, Adjusted net income, and Non-GAAP diluted earnings per share are relevant and useful supplemental information for our investors. We use these non-GAAP financial measures for internal budgeting and other managerial purposes, when publicly providing the Company’s business outlook and as a measurement for potential acquisitions. A limitation associated with Adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management compensates for these limitations by also relying on the comparable GAAP financial measure of Operating profit, which includes depreciation and amortization.

These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but they should not be considered a substitute for, or superior to, GAAP results. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is provided below.

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Year-Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net income	$16,950	$10,761	$52,655	$40,363
Loss from discontinued operations, net of provision for income taxes	2,923	708	4,792	11,736

Income from continuing operations/Adjusted net income	19,873	11,469	57,447	52,099
Interest expense (income), net	13	(410)	(596)	(1,526)
Depreciation and amortization	4,702	4,967	16,928	18,039
Provision for income taxes	14,055	7,840	38,860	34,015

Adjusted EBITDA	$38,643	$23,866	$112,639	$102,627

There were no adjustments that required a reconciliation of net income before loss from discontinued operations to Adjusted net income or GAAP diluted earnings per share before the per share effect of loss from discontinued operations to Non-GAAP diluted earnings per share for the three months and years ended December 31, 2011 and 2010, respectively.

With respect to the Company’s 2012 annual guidance, reconciliations of GAAP diluted earnings per share to Non-GAAP diluted earnings per share, net income to Adjusted net income, and net income to Adjusted EBITDA as projected for 2012 are not provided because the Company cannot, without unreasonable effort, determine the components of net income and GAAP diluted earnings per share to provide reconciliations for 2012 with certainty at this time.

INVESTOR DAY

The Company will hold its annual Investor Day for institutional investors and sell-side analysts at its Waterview headquarters in Arlington, Virginia on Thursday, May 17, 2012. At the Investor Day, members of the Company’s senior leadership team will review the Company’s business portfolio, strategy for growth, and financial performance. The Investor Day is by invitation only and registration is required. It will also be webcast live via the Internet on the Company’s web site and a replay will be available following the event.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements using words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. In addition, statements about anticipated future financial results, such as our 2012 annual guidance, are forward-looking statements. You are hereby cautioned that these statements are based upon our expectations at the time we make them and may be affected by important factors including, among others, the factors set forth below and in our filings with the U.S. Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, the sale of additional programs to existing members and our ability to attract new members, our potential failure to adapt to changing member needs and demands, our potential inability to attract and retain a significant number of highly skilled employees, risks associated with the results of restructuring plans, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to loss of revenue resulting from our unconditional service guarantee, exposure to litigation related to our content, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates or assumptions used to prepare our financial statements, our potential inability to make, integrate and maintain acquisitions and investments, the amount and timing of the benefits expected from acquisitions and investments, and our potential inability to effectively anticipate, plan for and respond to changing economic and financial markets conditions, especially in light of ongoing uncertainty in the worldwide economy and possible volatility of our stock price. These and other factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our filings with the U.S. Securities and Exchange Commission, including, but not limited to, our 2010 Annual Report on Form 10-K. The forward-looking statements in this press release are made as of February 7, 2012, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

ABOUT THE CORPORATE EXECUTIVE BOARD COMPANY

By identifying and building on the proven best practices of the world’s best companies, CEB helps senior executives and their teams drive corporate performance. CEB offers comprehensive data analysis, research and advisory services that align to executive leadership roles and key recurring decisions. CEB tools, insights, and analysis empower member companies to focus efforts, move quickly, and address emerging and enduring business challenges with confidence. CEB’s client and member network includes 85 percent of the Fortune 500, 50 percent of the Dow Jones Asian Titans, and 70 percent of the FTSE 100. It spans more than 50 countries, 5,700 individual organizations, and 225,000 business professionals. For more information, visit www.exbd.com.

THE CORPORATE EXECUTIVE BOARD COMPANY

Financial Highlights and Other Operating Statistics

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Selected	Three Months Ended		Selected	Year Ended
	Percentage	December 31,		Percentage	December 31,
	Changes	2011	2010	Changes	2011	2010
		(Unaudited)			(Unaudited)
Financial Highlights:
(In thousands, except per share data)

Revenues from continuing operations	14.3%	$131,951	$115,479	12.1%	$484,663	$432,431
Income from continuing operations		19,873	11,469		57,447	52,099
Loss from discontinued operations, net of provision for income taxes		(2,923)	(708)		(4,792)	(11,736)
Net income		$16,950	$10,761		$52,655	$40,363

Other Operating Statistics:
Contract Value (in thousands)*				11.7%	$499,424	$447,051
Member institutions				8.9%	5,738	5,271
Contract Value per member institution				2.6%	$87,040	$84,808
Wallet retention rate**					100%	101%

*

We define “Contract Value,” at the end of the quarter, as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.

**	We define “Wallet retention rate,” at the end of the quarter, as the total current year Contract Value from prior year members as a percentage of the total prior year Contract Value.

THE CORPORATE EXECUTIVE BOARD COMPANY

Statements of Operations

(In thousands, except per share data)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)

Revenues	$131,951	$115,479	$484,663	$432,431

Cost and expenses:
Cost of services	43,302	42,117	167,258	153,283
Member relations and marketing	35,923	35,039	142,324	121,239
General and administrative	14,635	15,309	61,668	56,896
Depreciation and amortization	4,702	4,967	16,928	18,039

Total costs and expenses	98,562	97,432	388,178	349,457

Operating profit	33,389	18,047	96,485	82,974
Other income (expense), net (1)	539	1,262	(178)	3,140

Income from continuing operations before provision for income taxes	33,928	19,309	96,307	86,114
Provision for income taxes	14,055	7,840	38,860	34,015

Income from continuing operations	19,873	11,469	57,447	52,099
Loss from discontinued operations, net of provision for income taxes	(2,923)	(708)	(4,792)	(11,736)

Net income	$16,950	$10,761	$52,655	$40,363

Basic earnings (loss) per share	$0.51	$0.31	$1.55	$1.18
Continuing operations	0.60	0.33	1.69	1.52
Discontinued operations	$(0.09)	$(0.02)	$(0.14)	$(0.34)

Diluted earnings (loss) per share	$0.50	$0.31	$1.53	$1.17
Continuing operations	0.59	0.33	1.67	1.51
Discontinued operations	$(0.09)	$(0.02)	$(0.14)	$(0.34)

Weighted average shares outstanding
Basic	33,298	34,310	34,071	34,256
Diluted	33,583	34,666	34,419	34,553

Percentages of Revenues
Cost of services	32.8%	36.5%	34.5%	35.4%
Member relations and marketing	27.2%	30.3%	29.4%	28.0%
General and administrative	11.1%	13.3%	12.7%	13.2%
Depreciation and amortization	3.6%	4.3%	3.5%	4.2%
Operating profit	25.3%	15.6%	19.9%	19.2%
Adjusted EBITDA (2)	29.3%	20.7%	23.2%	23.7%

(1)

Other income (expense), net for the three months ended December 31, 2011 includes a $0.9 million increase in the fair value of deferred compensation plan assets offset by a $0.4 million foreign currency loss. Other income (expense), net for the three months ended December 31, 2010 includes $0.4 million of interest income, a $0.9 million increase in the fair value of deferred compensation plan assets, and a $0.1 million foreign currency gain offset by other expense of $0.1 million. Other income (expense), net for the year ended December 31, 2011 includes $0.6 million of net interest income offset by a $0.5 million decrease in the fair value of deferred compensation plan assets and a $0.3 million foreign currency loss. Other income (expense), net for the year ended December 31, 2010 includes $1.5 million of interest income, a $1.7 million increase in the fair value of deferred compensation plan assets, and a $0.1 million foreign currency gain offset by $0.2 million of other expense.

(2)	See “NON-GAAP Financial Measures” for further explanation.

THE CORPORATE EXECUTIVE BOARD COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	September 30,
	Dec. 31, 2011	Dec. 31, 2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$133,429	$102,498
Marketable securities	3,794	10,114
Membership fees receivable, net	154,255	141,322
Deferred income taxes, net	17,844	18,727
Deferred incentive compensation	17,330	15,710
Prepaid expenses and other current assets	21,624	10,388

Total current assets	348,276	298,759

Deferred income taxes, net	20,490	43,524
Marketable securities	6,722	10,850
Property and equipment, net	80,981	83,140
Goodwill	29,492	29,266
Intangible assets, net	13,581	13,828
Other non-current assets	34,150	30,782

Total assets	$533,692	$510,149

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$46,067	$52,439
Accrued incentive compensation	37,884	40,719
Deferred revenues	284,935	251,200

Total current liabilities	368,886	344,358

Deferred income taxes	1,436	679
Other liabilities	83,806	82,296

Total liabilities	454,128	427,333

Total stockholders’ equity	79,564	82,816

Total liabilities and stockholders’ equity	$533,692	$510,149

THE CORPORATE EXECUTIVE BOARD COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	September 30,	September 30,
	Year Ended December 31,
	2011	2010
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$52,655	$40,363
Adjustments to reconcile net income to net cash flows provided by operating activities:
Loss on disposal of discontinued operations	3,503	—
Impairment loss	—	12,645
Depreciation and amortization	17,710	20,462
Deferred income taxes	21,211	(11,628)
Share-based compensation	8,118	7,490
Excess tax benefits from share-based compensation arrangements	(1,949)	(942)
Foreign currency translation loss	330	—
Amortization of marketable securities premiums	194	357
Changes in operating assets and liabilities:
Membership fees receivable, net	(13,088)	(13,231)
Deferred incentive compensation	(1,723)	(5,989)
Prepaid expenses and other current assets	(11,517)	(446)
Other non-current assets	(2,661)	(5,387)
Accounts payable and accrued liabilities	(5,464)	(2,792)
Accrued incentive compensation	(2,708)	12,744
Deferred revenues	34,200	22,413
Other liabilities	1,440	9,036

Net cash flows provided by operating activities	100,251	85,095

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(10,203)	(8,322)
Acquisition of businesses, net of cash acquired	(6,193)	(13,957)
Proceeds from sale of discontinued operations	1,779	—
Cost method investment	(150)	—
Maturities of marketable securities	9,845	22,381

Net cash flows (used in) provided by investing activities	(4,922)	102

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of common stock options	1,660	436
Proceeds from the issuance of common stock under the employee stock purchase plan	502	451
Acquisition of businesses, contingent consideration	(3,650)	—
Credit facility issuance costs	(542)	—
Excess tax benefits from share-based compensation arrangements	1,949	942
Purchases of treasury shares	(43,308)	(1,237)
Payment of dividends	(20,426)	(15,051)

Net cash flows used in financing activities	(63,815)	(14,459)

Effect of exchange rates on cash	(583)	—

NET INCREASE IN CASH AND CASH EQUIVALENTS	30,931	70,738
Cash and cash equivalents, beginning of period	102,498	31,760

Cash and cash equivalents, end of period	$133,429	$102,498

THE CORPORATE EXECUTIVE BOARD COMPANY

Pro Forma Statements of Operations

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31, 2011			Three Months Ended December 31, 2010
	GAAP, as reported	Discontinued Operations	Pro Forma Operations	GAAP, as reported	Discontinued Operations	Pro Forma Operations
Revenues	$131,951	$1,037	$132,988	$115,479	$1,563	$117,042
Costs and expenses:
Cost of services	43,302	961	44,263	42,117	786	42,903
Member relations and marketing	35,923	320	36,243	35,039	694	35,733
General and administrative	14,635	508	15,143	15,309	947	16,256
Depreciation and amortization	4,702	186	4,888	4,967	205	5,172
Loss on disposal of discontinued operations	—	3,503	3,503	—	—	—

Total costs and expenses	98,562	5,478	104,040	97,432	2,632	100,064

Operating profit	33,389	(4,441)	28,948	18,047	(1,069)	16,978
Other income (expense), net	539	—	539	1,262	—	1,262

Income from continuing operations before provision for income taxes	33,928	(4,441)	29,487	19,309	(1,069)	18,240
Provision for income taxes	14,055	(1,518)	12,537	7,840	(361)	7,479

Income from continuing operations	19,873	(2,923)	16,950	11,469	(708)	10,761
Discontinued operations:
Loss from discontinued operations	(4,441)	4,441	—	(1,069)	1,069	—
Provision for income taxes	(1,518)	1,518	—	(361)	361	—

Loss from discontinued operations, net of provision for income taxes	(2,923)	2,923	—	(708)	708	—

Net income	$16,950	$—	$16,950	$10,761	$—	$10,761

Adjusted EBITDA
	Three Months Ended December 31, 2011			Three Months Ended December 31, 2010
	GAAP, as reported	Discontinued Operations	Pro Forma Operations	GAAP, as reported	Discontinued Operations	Pro Forma Operations
Income (loss) from operations	$19,873	$(2,923)	$16,950	$11,469	$(708)	$10,761
Interest expense (income)	13	—	13	(410)	—	(410)
Depreciation and amortization	4,702	186	4,888	4,967	205	5,172
Loss on disposal of discontinued operations	—	3,503	3,503	—	—	—
Provision for income taxes	14,055	(1,518)	12,537	7,840	(361)	7,479

Adjusted EBITDA	$38,643	$(752)	$37,891	$23,866	$(864)	$23,002

Adjusted EBITDA margin	29.3%		28.5%	20.7%		19.7%

THE CORPORATE EXECUTIVE BOARD COMPANY

Pro Forma Statements of Operations

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Year Ended December 31, 2011			Year Ended December 31, 2010
	GAAP, as reported	Discontinued Operations	Pro Forma Operations	GAAP, as reported	Discontinued Operations	Pro Forma Operations
Revenues	$484,663	$5,251	$489,914	$432,431	$6,476	$438,907
Costs and expenses:
Cost of services	167,258	3,202	170,460	153,283	2,486	155,769
Member relations and marketing	142,324	2,115	144,439	121,239	2,651	123,890
General and administrative	61,668	2,930	64,598	56,896	3,975	60,871
Depreciation and amortization	16,928	782	17,710	18,039	2,423	20,462
Impairment loss	—	—	—	—	12,645	12,645
Loss on disposal of discontinued operations	—	3,503	3,503	—	—	—

Total costs and expenses	388,178	12,532	400,710	349,457	24,180	373,637

Operating profit	96,485	(7,281)	89,204	82,974	(17,704)	65,270
Other income (expense), net	(178)	—	(178)	3,140	—	3,140

Income from continuing operations before provision for income taxes	96,307	(7,281)	89,026	86,114	(17,704)	68,410
Provision for income taxes	38,860	(2,489)	36,371	34,015	(5,968)	28,047

Income from continuing operations	57,447	(4,792)	52,655	52,099	(11,736)	40,363
Discontinued operations:
Loss from discontinued operations	(7,281)	7,281	—	(17,704)	17,704	—
Provision for income taxes	(2,489)	2,489	—	(5,968)	5,968	—

Loss from discontinued operations, net of provision for income taxes	(4,792)	4,792	—	(11,736)	11,736	—

Net income	$52,655	$—	$52,655	$40,363	$—	$40,363

Adjusted EBITDA
	Year Ended December 31, 2011			Year Ended December 31, 2010
	GAAP, as reported	Discontinued Operations	Pro Forma Operations	GAAP, as reported	Discontinued Operations	Pro Forma Operations
Income (loss) from operations	$57,447	$(4,792)	$52,655	$52,099	$(11,736)	$40,363
Interest expense (income)	(596)	—	(596)	(1,526)	—	(1,526)
Depreciation and amortization	16,928	782	17,710	18,039	2,423	20,462
Impairment loss	—	—	—	—	12,645	12,645
Loss on disposal of discontinued operations	—	3,503	3,503	—	—	—
Provision for income taxes	38,860	(2,489)	36,371	34,015	(5,968)	28,047

Adjusted EBITDA	$112,639	$(2,996)	$109,643	$102,627	$(2,636)	$99,991

Adjusted EBITDA margin	23.2%		22.4%	23.7%		22.8%